Exhibit 99.1

United States Diesel-Heating Oil Fund, LP
Monthly Account Statement
For the Month Ended January 31, 2018

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$640,542
Unrealized Gain (Loss) on Market Value of Futures	(596,102)
Dividend Income	2,259
Interest Income	5,930
ETF Transaction Fees	350
Total Income (Loss)	$52,979

Expenses
General Partner Management Fees	$3,949
Professional Fees	5,533
Brokerage Commissions	678
Non-interested Directors' Fees and Expenses	62
Prepaid Insurance Expense	102
NYMEX License Fee	99
SEC & FINRA Registration Expense	620
Total Expenses	11,043
Expense Waiver	(6,107)
Net Expenses	$4,936
Net Income (Loss)	$48,043

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 1/1/18	$7,767,930
Withdrawals (50,000 Shares)	(1,002,226)
Net Income (Loss)	48,043

Net Asset Value End of Month	$6,813,747
Net Asset Value Per Share (350,000 Shares)	$19.47

To the Limited Partners of United States Diesel-Heating Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended January 31, 2018 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Diesel-Heating Oil Fund, LP

United States Commodity Funds LLC
1999 Harrison Street, Suite 1530
Oakland, CA 94612